Exhibit 10.1

SECOND AMENDMENT

SECOND AMENDMENT, dated as of January 2, 2019 (this “Amendment”), to the Fifth Amended and Restated Credit Agreement, dated as of January 4, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CONMED Corporation, a New York corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers (as defined therein) from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, the Parent Borrower has further requested that the Credit Agreement be amended as set forth herein; and

WHEREAS, Lenders constituting the Required Lenders are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments.

(a) Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by:

(i) inserting the following new definitions in proper alphabetical order:

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Filtration Acquisition”: the acquisition of all of the issued and outstanding common stock of Palmerton Holdings, Inc. and all of the issued and outstanding equity securities of Buffalo Filter LLC pursuant to the Filtration Acquisition Agreement.

“Filtration Acquisition Agreement”: that certain Securities Purchase Agreement, dated as of December 13, 2018, between the Parent Borrower and Filtration Group FGC LLC.

“Filtration Bridge Facility”: a 364-day unsecured bridge facility incurred to finance the consummation of the Filtration Acquisition; provided that the aggregate principal amount of the Filtration Bridge Facility shall not exceed $365,000,000 at any time outstanding.

“Filtration Incremental Term Loan”: an Incremental Term Loan Facility incurred to finance the consummation of the Filtration Acquisition.

“Permitted Bond Hedge Transaction”: any call or capped call option (or substantively equivalent derivative transaction) relating to common stock of the Parent Borrower (or other securities or property following a merger event or other change of the common stock of the Parent Borrower) entered into by the Parent Borrower in connection with the issuance of any Permitted Unsecured Indebtedness; provided that the amount paid by the Parent Borrower to any counterparty in connection with the execution and delivery of such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Borrower in connection with the execution and delivery of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Borrower from the sale of such Permitted Unsecured Indebtedness.

“Permitted Warrant Transaction”: any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower) and/or cash (in an amount determined by reference to the price of such common stock) entered into by the Parent Borrower substantially concurrently with any entry into by the Parent Borrower of a Permitted Bond Hedge Transaction.

“Second Amendment”: the First Amendment to this Agreement, dated as of January 2, 2019.

“Second Amendment Effective Date”: the date on which the conditions precedent set forth in Section 3 of the Second Amendment shall have been satisfied, which date is January 2, 2019.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(ii) amending the definition of “Capital Stock” by inserting immediately prior to the “.” at the end thereof the following text: “, but, for the avoidance of doubt, excluding any debt securities whether or not convertible into, exchangeable for or referencing any of the foregoing”.

(iii) amending the definition of “Consolidated EBITDA” by:

(x) inserting the text “(i)” at the beginning of clause (g) thereof; and

(y) inserting immediately prior to the “,” at the end of clause (g) thereof the following text:

“ and (ii) costs and expenses related to the Filtration Acquisition in an aggregate amount not to exceed $30,000,000”

(iv) amending the definitions of “Consolidated Senior Secured Leverage Ratio” and “Consolidated Total Net Leverage Ratio” by deleting clause (iii) of each of such definitions and substituting in lieu thereof the following text:

“(iii) an amount equal to the lesser of (x) $25,000,000 and (y) the amount of unrestricted cash and Cash Equivalents of the Parent Borrower and its Subsidiaries on the consolidated balance sheet of the Parent Borrower and its Subsidiaries on such day”

(v) amending the definition of “Defaulting Lender” by (i) deleting the word “or” at the end of clause (c) thereof and substituting in lieu thereof the text “,”, (ii) deleting the “.” at the end of clause (d) thereof and inserting in lieu thereof “or” and (iii) inserting the following new clause (e) in appropriate alphabetical order:

“(e) has, or its Lender Parent has, become the subject of a Bail-In Action.”

(vi) amending the definition of “Permitted Business Acquisition” by:

(x) inserting immediately prior to the “,” at the end of clause (a) thereof the parenthetical “(or, with respect to the Filtration Acquisition, no Event of Default under clause (a) or clause (f) of Article VIII shall have occurred and be continuing)”; and

(y) inserting the following parenthetical immediately after the text “0.25x lower than the Consolidated Senior Secured Leverage Ratio in effect for such fiscal quarter under Section 7.1(a)” in clause (d)(i) thereof:

“(or, in the case of the Filtration Acquisition, at the election of the Parent Borrower, the Consolidated Senior Secured Leverage Ratio of the Parent Borrower and its Subsidiaries, computed on a pro forma basis as at the last day of the most recently ended fiscal quarter of the Parent Borrower and its Subsidiaries for which financial statements are available as of the date of execution of the Filtration Acquisition Agreement as if the Filtration Acquisition and related financings or other transactions (without regard to the making of any earn-out payments) had occurred on the first day of the relevant period for testing such compliance, is no greater than 4.00 to 1.00)”

(vii) amending the definition of “Permitted Unsecured Indebtedness” by:

(x) deleting clause (a) thereof and substituting in lieu thereof the following text:

“(a) other than with respect to the Filtration Bridge Facility, no part of the principal of which is stated to be payable or is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or other mandatory payment) prior to the final maturity date of the Term Loans then outstanding or, if later, the Revolving Credit Termination Date (provided, however, that, if the Parent Borrower or any Subsidiary Guarantor has the right to elect to pay, or elects to pay, the principal amount of any such unsecured Indebtedness in cash upon a holder’s exercise of its conversion or exchange right under such unsecured Indebtedness, such right or payment is not limited by this clause (a))”;

(y) deleting clause (c) thereof and substituting in lieu thereof the text “(c) [reserved]”; and

(z) inserting immediately prior to the “.” at the end of clause (e) thereof the text “or similarly situated borrowers in loan transactions at the time of incurrence, as applicable”.

(viii) amending the definition of “Swap Agreement” by (i) inserting the text “(i)” immediately prior to the words “any agreement” at the beginning thereof and (ii) inserting immediately prior to the proviso at the end thereof the following text: “, (ii) any Permitted Bond Hedge Transaction and (iii) any Permitted Warrant Transaction”.

(b) Amendments to Section 2.12 (Mandatory Prepayments and Commitment Reductions). Section 2.12 of the Credit Agreement is hereby amended by inserting the following new clause (g) in appropriate alphabetical order:

“Notwithstanding the foregoing, to the extent any Indebtedness is outstanding under the Bridge Filtration Facility, any prepayments required by Section 2.12(a) or (b) shall be applied first to Indebtedness under the Bridge Filtration Facility until such Indebtedness is paid in full prior to any such prepayment being applied to the Term Loans, in each case to the extent such prepayment is required to be applied to Indebtedness outstanding under the Bridge Filtration Facility pursuant to the terms of the definitive documentation in respect thereof.”

(c) Amendments to Section 2.28 (Incremental Facilities). Section 2.28(a) of the Credit Agreement is hereby amended by:

(i) inserting immediately after the text “(i)” in clause (i) of the proviso thereof the parenthetical “(other than in the case of the Filtration Incremental Term Loan)”; and

(ii) inserting immediately after the dollar amount “$100,000,000” therein the text “plus, with respect to the Filtration Incremental Term Loan (if any), an additional $15,000,000”; and

(d) Amendments to Section 4.15 (Subsidiaries). Section 4.15(b) of the Credit Agreement is hereby amended by deleting the text “directors and directors’ qualifying shares” therein and substituting in lieu thereof the text “directors, directors’ qualifying shares, Permitted Bond Hedge Transactions and Permitted Warrant Transactions”.

(e) Amendments to Section 4.18 (Accuracy of Information). Section 4.18 of the Credit Agreement is hereby amended by adding the following sentence after the last sentence thereof:

“As of the Second Amendment Effective Date, to the best knowledge of the Parent Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Second Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.”

(f) Amendment to Section 5.2 (Conditions to Each Extension of Credit). Section 5.2 of the Credit Agreement is hereby amended by deleting the parenthetical “(other than its initial extension of credit on the Closing Date)” and substituting in lieu thereof the parenthetical “(other than its initial extension of credit on the Closing Date and any extension of credit in respect of the Filtration Incremental Term Loan (it being understood that any extension of credit in respect of the Filtration Incremental Term Loan shall be subject to the conditionality agreed by the Parent Borrower and the lenders in respect thereof))”.

(g) Amendments to Section 6.2 (Certificates; Other Information). Section 6.2 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e) thereof, (ii) deleting the “.” at the end of clause (f) thereof and substituting in lieu thereof the text “; and” and (iii) inserting the following new clause (g) in appropriate alphabetical order:

“(g) Each Borrower will, promptly following its receipt of any written request therefor, deliver information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.”

(h) Amendments to Section 7.1(a) (Consolidated Senior Secured Leverage Ratio). Subject to the proviso at the end of this clause (h), Section 7.1(a) of the Credit Agreement is hereby amended by deleting certain rows of the table set forth therein, beginning with the row applicable for the fiscal quarter ending December 31, 2018 and through (and including) the row applicable for the fiscal quarter ending December 31, 2019 and thereafter, and replacing such rows with the following:

December 31, 2018	4.25 to 1.00
March 31, 2019	4.25 to 1.00
June 30, 2019	4.25 to 1.00
September 30, 2019	4.25 to 1.00
December 31, 2019	4.00 to 1.00
March 31, 2020	4.00 to 1.00
June 30, 2020	4.00 to 1.00
September 30, 2020 and thereafter	4.00 to 1.00

; provided that, in the event that the Filtration Acquisition is not consummated on or prior to March 20, 2019, then the ratios set forth in the table above with respect to each fiscal quarter end set forth above shall be 4.00 to 1.00.”

(i) Amendments to Section 7.1(b) (Consolidated Total Leverage Ratio). Subject to the proviso at the end of this clause (i), Section 7.1(b) of the Credit Agreement is hereby amended and restated to read as follows:

“(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Parent Borrower and its Subsidiaries ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Consolidated Total Leverage Ratio
December 31, 2018	5.75 to 1.00
March 31, 2019	5.75 to 1.00
June 30, 2019	5.75 to 1.00
September 30, 2019	5.75 to 1.00
December 31, 2019	5.50 to 1.00
March 31, 2020	5.50 to 1.00
June 30, 2020	5.50 to 1.00
September 30, 2020 and thereafter	5.50 to 1.00

; provided that if the Parent Borrower issues at least $75 million of Capital Stock after the date of execution of the Filtration Acquisition Agreement but on or prior to the consummation of the Filtration Acquisition, each ratio set forth in the above table shall be reduced by 0.50 to 1.00; provided, further, that, in the event that the Filtration Acquisition is not consummated on or prior to March 20, 2019, then the ratios set forth in the table above with respect to each fiscal quarter end set forth above shall be 5.00 to 1.00.”

(j) Amendments to Section 7.2 (Limitation on Indebtedness). Section 7.2 of the Credit Agreement is hereby amended by:

(i) amending clause (l) thereof by:

(x) inserting immediately at the end of clause (x) thereof the following parenthetical:

“(or, with respect to any Permitted Unsecured Indebtedness incurred to finance the Filtration Acquisition, no Event of Default under clause (a) or clause (f) of Article VIII shall have occurred and be continuing)”; and

(y) inserting immediately at the end of clause (y) thereof the following parenthetical:

“(or, at the election of the Parent Borrower, with respect to any Permitted Unsecured Indebtedness incurred to finance the Filtration Acquisition, the Consolidated Total Leverage Ratio of the Parent Borrower and its Subsidiaries, on a pro forma basis after giving effect to the incurrence of such Indebtedness, shall not exceed 5.75 to 1.00 (or, if the Parent Borrower issues at least $75 million of Capital Stock after the date of execution of the Filtration Acquisition Agreement but on or prior to the consummation of the Filtration Acquisition, 5.25 to 1.00) recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower and its Subsidiaries for which financial statements are available as of the date of execution of the Filtration Acquisition Agreement as if the Filtration Acquisition and related financings or other transactions (without regard to the making of any earn-out payments) had occurred on the first day of the relevant period for testing such compliance)”;

(ii) amending clause (o) thereof by deleting the word “and” at the end thereof;

(iii) amending clause (p) thereof by (i) deleting the word “and” at the end of clause (i) thereof, (ii) deleting the word “other” in clause (ii) thereof, (iii) deleting the “.” at the end thereof and inserting in lieu thereof the text “, (iii) Obligations in respect of Swap Agreements entered into in connection with any Permitted Bond Hedge Transaction and (iv) Obligations in respect of Swap Agreements entered into in connection with any Permitted Warrant Transaction; and”; and

(iv) inserting the following new clause (q) in appropriate alphabetical order:

“(q) Indebtedness of a Subsidiary of the Parent Borrower acquired pursuant to the Filtration Acquisition; provided that the Consolidated Senior Secured Leverage Ratio of the Parent Borrower and its Subsidiaries, computed on a pro forma basis as at the last day of the most recently ended fiscal quarter of the Parent Borrower and its Subsidiaries for which financial statements are available as of the date of execution of the Filtration Acquisition Agreement giving effect to the Indebtedness contemplated by this clause (q) and calculated as if the Filtration Acquisition and related financings or other transactions (without regard to the making of any earn-out payments) had occurred on the first day of the relevant period for testing such compliance, is no greater than 4.00 to 1.00.”

(k) Amendments to Section 7.3 (Limitation on Liens). Section 7.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (o) thereof, (ii) deleting the “.” at the end of clause (p) thereof and substituting in lieu thereof the text “; and” and (iii) inserting the following new clause (q) in appropriate alphabetical order:

“(q) Liens on property or assets acquired pursuant to the Filtration Acquisition, or on property or assets of a Subsidiary of the Parent Borrower in existence at the time such Subsidiary is acquired pursuant to the Filtration Acquisition; provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 7.2(q), (ii) such Liens do not attach to any other asset of the Parent Borrower or any of its Subsidiaries other than any replacements of such property or assets and accessions thereto and proceeds thereof, or, in the case of any acquired Subsidiary, after-acquired property of such Person of the same type and consistent with that contemplated at the time such original Lien was created and (iii) such Liens secure no greater principal amount of Indebtedness than the aggregate principal amount of the Indebtedness, if any, secured by such Liens on the date of the Filtration Acquisition”

(l) Amendments to Section 7.6 (Limitation on Restricted Payments. Section 7.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of section 7.6(d) thereof, (ii) deleting the “.” at the end of clause (e) thereof and substituting in lieu thereof a “;” and (iii) inserting the following new clauses (f) and (g) in appropriate alphabetical order:

“(f) the Parent Borrower may (i) pay any premium or other amount in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction and (ii) make any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction (including making payments and/or deliveries due upon exercise and settlement or termination thereof); and

(g) the Parent Borrower or any Subsidiary Borrower may make any Restricted Payments and/or payments or deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower or any such Subsidiary Borrower) (and cash in lieu of fractional shares) and/or cash required by the terms of, and otherwise perform its obligations under, any Permitted Unsecured Indebtedness (including making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof).”

(m) Amendments to Section 7.8 (Limitation on Investments, Loans and Advances). Section 7.8 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (k) thereof, (ii) deleting the “.” at the end of clause (l) thereof and substituting in lieu thereof the text “; and” and (iii) inserting the following new clause (m) in appropriate alphabetical order:

“(m) to the extent constituting Investments, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.”.

(n) Amendments to Section 7.9 (Limitation on Optional Payments and Modifications of Debt Instruments, etc.) Section 7.9 of the Credit Agreement is hereby amended by:

(i) inserting the word “voluntary” immediately prior to the text “payment, prepayment, repurchase or redemption” in clause (a) thereof;

(ii) inserting immediately prior to the “;” at the end of clause (a) thereof the following text:

“, except this Section 7.9(a) shall not limit payments or deliveries by the Parent Borrower or any Subsidiary Borrower in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower or any such Subsidiary Borrower) (and cash in lieu of fractional shares) and/or cash required by the terms of, and otherwise perform its obligations under, any Permitted Unsecured Indebtedness (including making payments of interest and principal thereon, making payments due upon required repurchase thereof and/or making payments and deliveries due upon conversion thereof)”;

(iii) inserting immediately prior to the “;” at the end of clause (c)(i) thereof the following parenthetical:

“(provided, however, that, if the Parent Borrower or any Subsidiary Guarantor has the right to elect to pay, or elects to pay, the principal amount of any such Permitted Unsecured Indebtedness in cash upon a holder’s exercise of its conversion or exchange right under such Permitted Unsecured Indebtedness, such right or payment is not limited by this clause (i))”; and

(iv) deleting clause (c)(iii) thereof and substituting in lieu thereof the text “(iii) [reserved]”.

(o) Amendment to Article VIII (Events of Default). Clause (e) of Article VIII is hereby amended by deleting the proviso set forth therein and substituting in lieu thereof the following:

“provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default if the Indebtedness is in respect of any Permitted Warrant Transaction or unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000,000; provided further that this clause (e) shall not apply to any Permitted Unsecured Indebtedness to the extent such default, event or condition occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of Permitted Unsecured Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase under such Permitted Unsecured Indebtedness;”.

(p) Addition of Section 10.21 (Acknowledgement and Consent to Bail-in of EEA Financial Institutions). The Credit Agreement is hereby amended by adding Section 10.21 to read as follows:

“Section 10.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

SECTION 3. Conditions to Effectiveness of Amendment. The amendments set forth in this Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which the following conditions precedent have been satisfied:

(a) The Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Parent Borrower, each Foreign Subsidiary Borrower party to the Credit Agreement on the Second Amendment Effective Date and Lenders constituting the Required Lenders.

(b) The Administrative Agent and the Lenders shall have received, on or before the Second Amendment Effective Date, all fees required to be paid on or before the Second Amendment Effective Date.

(c) The Administrative Agent shall have received, on or before the Second Amendment Effective Date (to the extent invoiced at least two Business Days prior to the Second Amendment Effective Date), all reasonable and documented expenses required to be paid on or before the Second Amendment Effective Date (including the reasonable and documented fees and expenses of one legal counsel).

(d) To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, on or prior to the Second Amendment Effective Date, any Lender that has requested, in a written notice to the Parent Borrower, a Beneficial Ownership Certification in relation to any applicable Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (d) shall be deemed to be satisfied).

SECTION 4. Representations and Warranties. Each Borrower hereby represents and warrants that (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are, after giving effect to this Amendment, true and correct in all material respects (or in all respects if qualified by materiality) on and as of the Second Amendment Effective Date as if made on and as of the Second Amendment Effective Date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects (or in all respects if qualified by materiality) as of such earlier date and (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5. Effects on Credit Documents. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Parent Borrower or any Foreign Subsidiary Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Expenses. The Parent Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent.

SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Parent Borrower and the Administrative Agent.

SECTION 9. Headings. The Section headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CONMED CORPORATION,
as the Parent Borrower

By:	/s/ Todd W. Garner
Name:	Todd W. Garner
Title:	Executive Vice President
and Chief Financial Officer

LINVATEC NEDERLAND B.V.,
as a Foreign Subsidiary Borrower

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas
Title:	Director

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Jean Lamardo
Name:	Jean Lamardo
Title:	Vice President

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A.
as a Lender

By:	/s/ Thomas C. Strasenburgh
Name:	Thomas C. Strasenburgh
Title:	Senior Vice President

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ Jonathan Antonio
Name:	Jonathan Antonio
Title:	Vice President

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]

DNB CAPITAL, LLC
as a Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Andrew W. Druch
Name:	Andrew W. Druch
Title:	General Counsel
DNB Bank ASA

DNB BANK ASA, NEW YORK BRANCH
as a Co-Documentation Agent

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Andrew W. Druch
Name:	Andrew W. Druch
Title:	General Counsel
DNB Bank ASA

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]

MUFG BANK, LTD., (FORMERLY KNOWN AS THE BANK OF TOKYO MITSUBISHI UFJ, LTD.”),
as a Lender

By:	/s/ Yao Wong
Name:	Yao Wong
Title:	Vice President

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]

CITIZENS BANK, N.A.
as a Lender

By:	/s/ Laura Fogarty
Name:	Laura Fogarty
Title:	Managing Director

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]

HSBC BANK USA, N.A.
as a Lender

By:	/s/ Alexander Caldiero
Name:	Alexander Caldiero
Title:	Assistant Vice President

[Signature Page to Second Amendment to Fifth Amended and Restated Credit Agreement]